UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MSB FINANCIAL CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[MSB Financial Corp. Letterhead]

October 10, 2008

Dear Fellow Stockholders:

On behalf of the Board of Directors and management of MSB Financial Corp. (the “Company”), I cordially invite you to attend our Annual Meeting of Stockholders (the “Meeting”) to be held at The Old Mill Inn, 225 Route 202, Basking Ridge, New Jersey 07920, on November 10, 2008, at 2:00 p.m. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Meeting.

The business to be conducted at the Annual Meeting consists of the election of two directors and the ratification of the appointment of independent auditors for the year ending June 30, 2009. The Company’s Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

Even if you plan to attend the meeting, please sign, date and return the proxy card in the enclosed envelope immediately. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting.

Sincerely,

/s/ Gary T. Jolliffe
Gary T. Jolliffe
President and Chief Executive Officer

MSB FINANCIAL CORP.

1902 LONG HILL ROAD

MILLINGTON, NEW JERSEY 07946

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 10, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of MSB Financial Corp. (the “Company”) will be held at The Old Mill Inn, 225 Route 202, Basking Ridge, New Jersey 07920, on November 10, 2008, at 2:00 p.m. The Meeting is for the purpose of considering and acting upon the following matters:

1.	The election of two directors of MSB Financial Corp.;

2.	The ratification of the appointment of Beard Miller Company LLP as the Company’s independent auditor for the year ending June 30, 2009; and

3.	The transaction of such other business as may properly come before the Meeting, or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Meeting.

The Board of Directors of the Company has determined that the matters to be considered at the Meeting, described in the accompanying Notice of Annual Meeting and Proxy Statement, are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on September 24, 2008 as the record date for determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. You may revoke your proxy by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. If you are present at the Meeting, you may revoke your proxy and vote in person on each matter brought before the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nancy E. Schmitz
Nancy E. Schmitz
Corporate Secretary

Millington, New Jersey

October 10, 2008

IMPORTANT: PROMPTLY RETURNING THE ENCLOSED PROXY CARD WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

OF

MSB FINANCIAL CORP.

1902 LONG HILL ROAD

MILLINGTON, NEW JERSEY 07946

ANNUAL MEETING OF STOCKHOLDERS

November 10, 2008

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MSB Financial Corp. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company which will be held at The Old Mill Inn, 225 Route 202, Basking Ridge, New Jersey 07920, on November 10, 2008, at 2:00 p.m. (the “Meeting”). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about October 10, 2008.

At the Meeting, stockholders will consider and vote upon (i) the election of two directors of the Company; and (ii) the ratification of the appointment of Beard Miller Company LLP as the Company’s independent auditor for the fiscal year ending June 30, 2009. At the time this Proxy Statement is being mailed, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. If any other business may properly come before the Meeting or any adjournment thereof, proxies given to the Board of Directors will be voted by its members in accordance with their best judgment.

The Company is the parent company of Millington Savings Bank (the “Bank”). The Company is the majority-owned subsidiary of MSB Financial, MHC a federally-chartered mutual holding company.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $.01 par value (the “Common Stock”), as of the close of business on September 24, 2008 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares in person at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 5,472,817 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of its nominees for director and “FOR” the ratification of the appointment of Beard

Miller Company LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement. If you wish to change your voting instructions after you have returned a voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Participants in the Millington Savings Bank Employee Stock Ownership Plan Trust and Employees’ Savings and Profit Sharing Plan

If you are a participant in the Millington Savings Bank Employee Stock Ownership Plan Trust (the “ESOP”) or hold Common Stock through the Millington Savings Bank Savings Plan (the “401(k) Plan”), you will receive a voting instruction form from Registrar & Transfer Company on behalf of each plan that reflects all shares you may vote under these plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees as directed by the ESOP Committee consisting of the outside directors of the Board. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Common Stock credited to your account in the 401(k) Plan. The 401(k) Plan trustee will vote all shares for which it does not receive timely instructions from participants at the direction of the Company’s Board of Directors or the Plan Committee of the Board. The deadline for returning your voting instruction form to Registrar & Transfer Company who will tabulate the instructions on behalf of the trustees of the ESOP and 401(k) Plan is November 6, 2008.

Vote Required

The presence in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) will be considered present for purposes of determining whether a quorum is present.

As to the election of directors (Proposal I), the proxy provided by the Board of Directors allows a stockholder to vote for the election of the nominees, or to withhold authority to vote for the nominees being proposed. Under the Company’s bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominees being proposed is withheld.

Concerning all other matters that may properly come before the Meeting, including the ratification of the independent auditors (Proposal II), by checking the appropriate box, a stockholder may: vote “FOR” the item, vote “AGAINST” the item, or “ABSTAIN” with respect to the item. Unless otherwise required by law, all such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to broker non-votes or proxies marked “ABSTAIN” as to that matter.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

The following table sets forth, as of the Record Date, certain information as to those persons who were known to be the beneficial owners of more than five percent (5%) of the Company’s outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all executive officers and directors of the Company as a group.

		Percent of Shares
	Amount and Nature of	of Common
Name and Address of Beneficial Owner	Beneficial Ownership (1)	Stock Outstanding (2)

PL Capital Group 20 E. Jefferson Avenue Naperville, Illinois 60540	422,973	7.73%

MSB Financial MHC 1902 Long Hill Road Millington, New Jersey 07946	3,091,344	56.49%

All directors and executive officers as a group (8 persons)	148,374	2.71%

_____________________

(1)

For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power with respect to such shares or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons or group exercise sole voting and investment power over the shares of the Common Stock.

(2)

In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any shares which the individual or group have the right to acquire through the exercise of options or otherwise within 60 days of the Record Date. Includes 4,062 shares allocated to the accounts of executive officers under the ESOP.

PROPOSAL I – ELECTION OF DIRECTORS

The Company’s Charter requires that the Board of Directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of seven members. Three directors will be elected at the Meeting, to serve for a three-year term and until their successors have been elected and qualified.

Thomas G. McCain and Ferdinand J. Rossi have been nominated by the Board of Directors to serve as directors. Each nominee is currently a member of the Board of Directors. It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees. If either of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

Set forth below is information about the Company’s and the Bank’s directors and executive officers and other senior management employees. Each director serves as a director of the Company and the Bank as well as MSB Financial, MHC.

Name and Positions with Company	Age	Year First Elected as Director of the Bank	Current Term to Expire	Shares of Common Stock Beneficially Owned (1)(2)		Percent of Class (3)

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2011

Thomas G. McCain Director	70		2008	20,064		*
Ferdinand J. Rossi Director	65		2008	10,000		*
DIRECTORS CONTINUING IN OFFICE

Gary T. Jolliffe President, Chief Executive Officer and Director	64		2009	23,917	(4)	*
Albert N. Olsen Chairman of the Board	73		2009	38,801		*
E. Haas Gallaway, Jr. Director	67		2010	20,000		*
W. Scott Gallaway Director	62		2010	11,112		*
Michael A. Shriner Director, Executive Vice President and Chief Operating Officer	44		2010	21,565	(5)	*

EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

Jeffrey E. Smith Vice President and Chief Financial Officer	59	N/A	N/A	2,915	(6)	*
(footnotes on following page)

_____________________

*	Less than 1.0% of shares outstanding.
(1)	As of the Record Date.
(2)

Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual’s household; stock allocated through certain employee benefit plans of the Company; stock in which the individual either has or shares voting and/or investment power and shares which the individual has the right to acquire at any time within 60 days of the Record Date. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported.

(3)

In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any share which the individual or group has the right to acquire through the exercise of options or otherwise within 60 days of the Record Date.

(4)	Includes 1,877 shares allocated to Mr. Jolliffe’s account under the ESOP.
(5)	Includes 1,270 shares allocated to Mr. Shriner’s account under the ESOP.
(6)	Includes 915 shares allocated to Mr. Smith’s account under the ESOP.

Biographical Information

Set forth below is the business experience for the past five years of each of the directors and executive officers of the Company.

Nominees for Director:

Dr. Thomas G. McCain became principal of the Fairmount Avenue School in Chatham, New Jersey in 1964 after having taught in Berlin, Connecticut. He left Chatham nine years later to become assistant superintendent of schools in Freeport, New York and in 1978 was appointed superintendent of schools in Bernardsville, New Jersey, the district from which he retired from public education in 1988. Since then Mr. McCain has been president and sole owner of Learning Builders, a firm that provides planning and training services to schools and businesses in several states.

Ferdinand (Fred) J. Rossi is currently the township administrator for the Township of Morris in Morris County, New Jersey and has held that office since 1995. Previously, Mr. Rossi served as the county administrator for Morris County, New Jersey for 15 years, and the township clerk and then administrator for the Township of Long Hill (formerly Passaic Township) for 12 years. He has served as president of the New Jersey Association of County Administrators and Managers and is a former member and president of the Bernardsville Rotary Club.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of the nominees.

Continuing Directors:

Gary T. Jolliffe joined the Bank in 1986 as its executive vice president and was appointed as its president in 1990. In 1992, he was also appointed to the position of chief executive officer and became a director. Mr. Jolliffe was a member of the Board of Governors of the New Jersey League of Community Bankers from 1999 through 2007 serving in numerous positions, including chairman of the New Jersey League of Community Bankers from 2004 to 2005. Mr. Jolliffe is a member of the Board of Trustees of Freedom House Foundation, Glen Gardner, New Jersey, and a member of the Bernardsville Rotary Club in which he has held the positions of director, president, vice president and treasurer.

Albert N. Olsen was elected chairman of the Board in 1999. He is a certified public accountant and is president of Olsen & Thompson, P.A., a CPA firm established in 1961. In addition, he is a member of Olsen & Thompson Investment Advisory Services, LLC. Mr. Olsen is a member of the New Jersey Society of Certified Public Accountants and has served in various positions with the Society, including chairman of the Committee for Management of Accounting Practices, trustee, treasurer, vice president, president of the Morris-Sussex-Warren Chapter and chairman of the Board and trustee of the Society’s Insurance Trust. Mr. Olsen is also a member of the American Institute of Certified Public Accountants, a past trustee and past chairman of the Board of the Midland School Foundation and a past board member of Mrs. Wilson’s (Halfway House). He is a member and past president of the Bernardsville Rotary Club.

E. Haas Gallaway, Jr. is president and manager of Gallaway and Crane Funeral Home with principal offices located in Basking Ridge and a branch location located in Bernardsville, New Jersey. This firm was founded by his father, E. Haas Gallaway, Sr., in Millington in 1935 and moved to its present location in Basking Ridge in 1936. Mr. Gallaway has been associated with the firm since 1960, purchased a minority position in the firm in 1963 and the remainder of the corporation in 1976. He is a licensed funeral director in the states of New Jersey and Florida. Mr. Gallaway is a member and past president of the Morris County Funeral Directors’ Association, member of The New Jersey State Funeral Directors’ Association, member of National Funeral Directors’ Association, and member and past president of the Bernardsville Rotary Club, former director and past president of the Somerset Hills YMCA, and a past president of the Board of Directors of Honesty House formerly of Stirling. He is a member of The Florida Funeral Director’s Association. He is the Director of W. Scott Gallaway.

W. Scott Gallaway founded Gallaway Associates, a real estate brokerage and appraisal firm in 1975 and sold the brokerage portion to Remax Properties Unlimited in 2000. He remains a broker/sales agent with Remax Properties Unlimited. Mr. Gallaway is a licensed real estate appraiser and has served as president and/or an officer of numerous professional organizations and as a member and past president of the Bernardsville Rotary Club. Mr. E. Haas Gallaway, Jr. and Mr. W. Scott Gallaway are brothers.

Michael A. Shriner has been employed by the Bank since 1987 and became a vice president in 1990, a senior vice president in 1997, the executive vice president in 2002 and the chief operating officer in 2006. He was appointed to the Board of Directors in 1999. Mr. Shriner previously served as chairman of the Mortgage Steering Committee of the New Jersey League of Community Bankers and was a member of the Residential Lending and Affordable Housing Committee and a former member of the Consumer Lending and CRA Committee. Mr. Shriner is a graduate of The National School of Banking (Fairfield University).

Executive Officer Who Is Not a Director:

Jeffrey E. Smith has been employed by the Bank since 1996. He was appointed as controller for the Bank in 1998, became a vice president in 2002, and in 2006 became chief financial officer. Mr. Smith previously served as a vice president and the controller for United National Bank in Plainfield, New Jersey where he was employed for 11 years.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all directors with the exception of Gary T. Jolliffe and Michael A Shriner are considered independent under the independence standards of The Nasdaq Stock Market. In determining which directors are independent, the Board of Directors considered the deposit and other relationships described under “Related Party Transactions” but determined these relationships did not affect their independence. No directors were vendors of the Company or the Bank, and any loans and deposits made or accepted were on substantially the same terms that would be granted to other customers with similar credit or deposit balances. There are no members of the Audit Committee who do not meet the independence standards of The Nasdaq Stock Market for Audit Committee members.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board maintains an Audit Committee, an Asset/Liability Management Committee, an Asset/Quality Committee, a Compensation Committee and a Nominating Committee. During the fiscal year ended June 30, 2008, the Board of Directors held 13 meetings. No director attended fewer than 75% of the total meetings of the Board and committees on which such director served during the fiscal year ended June 30, 2008.

The Audit Committee, a standing committee, is comprised of Directors Albert N. Olsen, E. Haas Gallaway, Jr., W. Scott Gallaway, Thomas G. McCain and Ferdinand J. Rossi. Mr. Olsen is the Audit Committee’s financial expert. Each of the members of the Audit Committee is an independent director. The Audit Committee recommends engagement of independent auditors, receives the internal and independent audit reports and recommends appropriate action. The Audit Committee met 12 times during the fiscal year ended June 30, 2008.

The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee, a copy of which was attached as an appendix to the Proxy Statement for the Annual Meeting of Stockholders held on March 10, 2008.

Director Nomination Process

The Nominating Committee, a standing committee, is comprised of Directors Albert N. Olsen, E. Haas Gallaway, Jr., W. Scott Gallaway, Thomas G. McCain and Ferdinand J. Rossi. The Nominating Committee recommends to the full Board of Directors persons for selection as the Board’s nominees for election as directors. The Committee met one time during the fiscal year ended June 30, 2008. Each member of the committee is an independent director. The responsibilities of the members of the Nominating Committee are set forth in a charter, a copy of which was attached as an appendix to the Proxy Statement for the Annual Meeting held on March 10, 2008.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential nominees of the Board includes soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Board will consider persons recommended by stockholders of the Company in selecting nominees of the Board for election as directors. In the Board’s selection of nominees of the Board, there is no difference in the manner of evaluation of potential nominees who have been recommended by directors or officers of the Company and the Bank versus evaluation of potential nominees who have been recommended by stockholders. The Committee seeks nominees with excellent decision-making ability, business experience, personal integrity and reputation who are knowledgeable about the business activities and market areas in which the Company and the Bank engage.

To be considered in the Committee’s selection of individuals the Committee recommends to the Board for selection as the Board’s nominees, recommendations from shareholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to shareholders. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board of Directors does not have a formal written policy regarding director attendance at annual meetings. However, the Board encourages directors to attend all annual meetings.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last fiscal year by our principal executive officer and the two other executive officers whose total compensation during the fiscal year ended June 30, 2008 exceeded $100,000 for services rendered in all capacities to MSB Financial Corp, Millington Savings Bank and MSB Financial MHC.

Name and Principal Position	Year	Salary	Bonus	Option Award (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total

Gary T. Jolliffe President and Chief Executive Officer	2008 2007	$197,496 187,928	$4,150 5,000	$6,039 --	$21,676 --	$48,476 42,701	(3)	$277,837 235,629

Michael A. Shriner Executive Vice President and Chief Operating Officer	2008 2007	$142,074 134,108	$4,150 5,000	$5,490 --	$4,607 --	$24,069 24,086	(4)	$181,290 163,194

Jeffrey E. Smith Vice President and Chief Financial Officer	2008 2007	$101,036 95,212	$4,000 6,000	$2,196 --	$3,298 --	$15,742 12,166	(5)	$126,272 113,378

_____________________

(1)	Consists of amount recognized by the Company as expense during the fiscal year ended June 30, 2008. See Note 11 of Notes to Consolidated Financial Statements for assumptions.
(2)	No awards were made under the Executive Incentive Retirement Plan for fiscal 2007.

(footnotes continued on following page)

(3)

All Other Compensation for Mr. Jolliffe consists of $991 for life insurance, an employer contribution to the 401(k) Plan in the amount of $10,619, the value of shares allocated to Mr. Jolliffe’s account under the ESOP in the amount of $20,403 and the Bank’s contribution to the Directors Consultation and Retirement Plan in the amount of $16,463.

(4)

All Other Compensation for Mr. Shriner consists of $159 for life insurance, an employer contribution to the 401(k) Plan in the amount of $7,185, the value of shares allocated to Mr. Shriner’s account under the ESOP in the amount of $13,805 and the Bank’s contribution to the Directors Consultation and Retirement Plan in the amount of $3,820.

(5)

All Other Compensation for Mr. Smith consists of $619 for life insurance, an employer contribution to the 401(k) Plan in the amount of $5,177 and the value of shares allocated to Mr. Smith’s account under the ESOP in the amount of $9,946.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information on an award-by-award basis with respect to outstanding equity awards to Messrs. Jolliffe, Shriner and Smith at fiscal year end, as well as the value of such awards held by such persons at the end of the fiscal year.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date

Gary T. Jolliffe	0	60,590	$10.75	5/9/18
Michael A. Shriner	0	55,082	$10.75	5/9/18
Jeffrey E. Smith	0	22,033	$10.75	5/9/18

_____________________

(1)	All options outstanding vest in 20% increments beginning May 9, 2009.

Executive Incentive Retirement Plan. The Bank’s executive incentive retirement plan provides for equal annual installments for a period of 15 years commencing on the first day of the calendar month following the termination of employment due to retirement, resignation, disability or death. All payments under the plan are in accordance with Code Section 409A. The amount payable is based on the vested balance of the executive’s accumulated awards plus interest at the prime rate published in The Wall Street Journal, credited quarterly, but no less than 4% or greater than 12%. The annual awards are based upon the executive’s base salary in effect at the beginning of the plan year and the Bank’s net income for the prior fiscal year. The percentage vested is based on the sum of the executive’s age and years of service. The participant becomes fully vested at age 65, death, disability or upon a change in control of the Bank. Upon the death of the participant, the beneficiary shall receive the remaining balance paid in a lump sum.

Split Dollar Life Insurance Agreement. The Bank has entered into Life Insurance Agreements with Officers Jolliffe, Shriner and Smith, which provide a death benefit equal to the following: if the executive is: (i) employed by the Bank at the time of his or her death, (ii) has retired from employment with the Bank after completion of not less than twenty (20) years of service with the Bank, or (iii) has retired from employment with the Bank and at such date of retirement the sum of the executive’s age and years of service equals not less than 70, then the executive’s beneficiary is entitled to payment of an amount equal to 200% of the executive’s highest annual base salary (not including bonus, equity compensation, deferred compensation or any other forms of compensation) in effect at the Bank at any time during the three calendar years prior to the date of death of the executive. The maximum death benefits for Officers Jolliffe, Shriner and Smith are approximately $395,000, $284,000 and $202,000, respectively.

If a change in control of the Bank shall occur prior to the executive’s termination of employment or retirement, then the death benefit coverage shall remain in effect until the executive’s death, unless the agreement is otherwise terminated pursuant to its terms prior to such date of a change in control. Coverage under the agreement for the executive who terminates employment with the Bank (for reasons other than death or a change in control of the Bank) prior to completion of at least ten years of service with the Bank (and prior to the occurrence of a change of control) will cease on his or her last day of employment with the Bank.

401(k) Savings and Profit Sharing Plan (“401(k) Plan”). The Millington Savings Bank 401(k) Plan is a tax-qualified defined contribution savings plan with a profit sharing component for the benefit of all eligible employees. The 401(k) Plan has a profit-sharing component and an annual contribution is made by the Bank to the 401(k) Plan for all employees who have completed twelve months of service. In addition, employees may also voluntarily elect to defer between 1% and 80% of their compensation as 401(k) savings under the 401(k) Plan, not to exceed applicable limits under federal tax laws. All eligible employees receive the profit-sharing contribution regardless of whether they defer salary under the 401(k) Plan. The 401(k) Plan also provides for matching contributions up to a maximum of 50% of the first 6% of a person’s salary for each participant. Employee contributions are immediately fully vested. Matching contributions and the annual profit-sharing contribution are vested at a rate of 20% per year after two years and completely vested after six years of service.

Employee Stock Ownership Plan (“ESOP”). The Bank has established the Millington Savings Bank ESOP for the exclusive benefit of participating employees of Millington Savings Bank. Participating employees are salaried, full-time employees who have completed at least one year of service and have attained the age of 21. Benefits may be paid either in shares of the common stock or in cash. Contributions to the ESOP and shares released from the suspense account will be allocated annually among participants on the basis of compensation. Participant benefits become fully vested in their ESOP allocations following five years of service. Employment service before the adoption of the ESOP is credited for the purposes of vesting. Contributions to the ESOP by Millington Savings Bank are discretionary, but are anticipated to be sufficient in amount necessary for the ESOP to meet the debt service obligations on the ESOP loan. As of June 30, 2008, 16,862 shares had been allocated under the ESOP.

Employment Agreements

The Bank has entered into employment agreements with Messrs. Jolliffe, Shriner and Smith. Mr. Jolliffe’s, Mr. Shriner’s and Mr. Smith’s current base salaries are $197,496, $142,074 and $101,036, respectively. Mr. Jolliffe’s and Mr. Shriner’s employment agreements have terms of three years while Mr. Smith’s agreement has a term of one year. Each of the agreements provides for an annual one-year extension of the term of the agreement upon determination of the Board of Directors that the executive’s performance has met the requirements and standards of the Board, so that the remaining term of the agreement continues to be three years, in the case of Messrs. Jolliffe and Shriner, and one year, in the case of Mr. Smith. If the Bank terminates Messrs. Jolliffe, Shriner or Smith without “just cause” as defined in the agreement, they will be entitled to a continuation of their salary from the date of termination through the remaining term of their agreement, but in no event for a period of less than 12 months and during the same period, the cost of obtaining all health, life, disability, and other benefits at levels substantially equal to those being provided on the date of termination of employment. Messrs. Jolliffe, Shriner and Smith’s employment agreements provide that if their employment is terminated without just cause within twenty-four months of a change in control, they will be paid a lump sum amount equal to approximately three times their base salary for Messrs. Jolliffe and Shriner and one year in the case of Mr. Smith. If change in control payments had been made under the agreements as of June 30, 2008, the payments would have equaled approximately $592,488, $426,222 and $303,188 to Mr. Jolliffe, Mr. Shriner and Mr. Smith, respectively.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of the Company’s directors for the fiscal year ended June 30, 2008. The amounts shown under “All Other Compensation” represent the Bank’s contribution to the Directors Consultation and Retirement Plan for that individual for the year. Mr. Jolliffe and Mr. Shriner also serve as directors, however, their compensation is detailed above under “Executive Compensation.” Messrs. Jolliffe and Shriner do not receive board fees but do participate in the Directors Consultation and Retirement Plan.

	Board Fees	Option Awards ($)(1)	All Other Compensation	Total

E. Haas Gallaway, Jr.	$29,800	$1,921	$ 8,240	$39,961
W. Scott Gallaway	$29,800	$1,921	$ 8,722	$40,443
Thomas G. McCain	$29,800	$1,921	$15,398	$47,119
Albert N. Olsen	$59,600	$1,921	$25,297	$86,818
Ferdinand J. Rossi	$29,800	$1,921	$23,063	$54,784

_____________________

(1)

Consists of amount recognized by the Company as expense during the fiscal year ended June 30, 2008. See Note 11 of Notes to Consolidated Financial Statements for assumptions. As of June 30, 2008, the aggregate number of options held by these individuals was as follows: E. Haas Gallaway, Jr. 19,279; W. Scott Gallaway 19,279; Thomas G. McCain 19,279; Albert N. Olsen 19,279; and Ferdinand J. Rossi 19,279.

Board Fees. Directors currently are compensated only for their service as directors of the Bank, and no additional compensation is paid for serving on the Boards of MSB Financial Corp. or MSB Financial, MHC. For the year ended June 30, 2008, the Bank paid a fee of $2,300 per board meeting. The chairman of the Board of Directors currently is paid a fee of $4,600 per board meeting. The Board has regular meetings on a monthly basis and annually holds a special strategic planning meeting, for a total of 13 meetings per year. Directors are paid a flat monthly fee of $300 for their committee participation.

Directors Consultation and Retirement Plan (the “DCRP”.) This plan provides retirement benefits to the directors of the Bank based upon the number of years of service to the Bank’s board. To be eligible to receive benefits under the DCRP, a director generally must have completed at least 10 years of service and must not retire from the board prior to reaching 65 years of age. If a director agrees to become a consulting director to the Bank’s board upon retirement, he will receive a monthly payment equal to 30-60% of the highest Bank’s board fee and retainer in effect during the three-year period prior to the date of retirement based on the number of years of service as a director. Benefits under the DCRP begin upon a director’s retirement and are paid for 120 months; provided, however, that in the event of a director’s death prior to the receipt of all monthly payments, payments shall continue to the director’s surviving spouse or estate until 120 payments have been made. The retirement benefit amount is payable to the participant for an additional period of 24 months for each additional period of five years of service completed by the director in excess of twenty years of service as of their actual retirement date. In the event there is a change in control (as defined in the DCRP), all directors will be presumed to have 20 years of service and attained age 65 under the DCRP and each director will receive a lump sum payment equal to the present value of future benefits payable. All payments under the plan need to be in accordance with Code Section 409A. Benefits under the DCRP are unvested and forfeitable until retirement at or after age 65 with at least 10 years of service, termination of service following a change in control, disability following at least 10 years of service or death.

RELATED PARTY TRANSACTIONS

No directors, executive officers or their immediate family members were engaged, directly or indirectly, in transactions with the Company or any subsidiary during any of the three years ended June 30, 2008 that exceeded $120,000 (excluding loans with Millington Savings Bank).

Millington Savings Bank makes loans to its officers, directors and employees in the ordinary course of business. All directors and employees are offered a 50 basis point reduction on interest rates for consumer loans or primary residence mortgage loans. Such loans do not include more than the normal risk of collectibility or present other unfavorable features.

Other than Mr. Jolliffe and Mr. Shriner, who are employees of the Bank, all of the directors are independent directors.

PROPOSAL II – RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors of the Company has appointed Beard Miller as the Company’s independent auditor for the fiscal year ending June 30, 2009. A representative of Beard Miller is expected to be present at the Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Beard Miller Company LLP as the Company’s auditors for the 2009 fiscal year.

Principal Accounting Fees and Services

The Securities and Exchange Act of 1934 requires all auditing services and non-audit services provided by an issuer’s independent auditor to be pre-approved by the issuer’s audit committee. The Company’s Audit Committee has adopted a policy of approving all audit and non-audit services prior to the service being rendered. All of the services provided by the Company’s independent auditor, Beard Miller for fiscal years 2007 and 2008 were approved by the Audit Committee prior to the service being rendered.

Audit Fees. The fees incurred by the Company for audit services provided by Beard Miller for the fiscal years ended June 30, 2008 and 2007 were $77,500 and $68,000, respectively. These fees include professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

Audit Related Fees. The Company incurred $8,000 and $8,000 in fees for assurance services provided by Beard Miller reasonably related to the performance of the audit, including the reading of the Company’s Form 10-K, for the fiscal years ended June 30, 2008 and June 30, 2007.

Tax Fees. The fees incurred by the Company for services provided by Beard Miller related to the preparation of state and federal tax returns for the fiscal years ended June 30, 2008 and 2007 were $7,500 and $7,000, respectively.

All Other Fees. There were no other fees incurred by the Company for services provided by Beard Miller for the fiscal year ended June 30, 2008. The Company incurred $70,000 in other fees for services provided by Beard Miller related to the Company’s initial public stock offering for the fiscal year ended June 30, 2007.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended June 30, 2008, the Audit Committee (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with the Company’s independent auditor, Beard Miller, all matters required to be discussed under Statement on Auditing Standards No. 61 (as amended), and (iii) received from Beard Miller disclosures regarding the independence of Beard Miller as required by Independence Standards Board Standard No. 1 and discussed with them the independence of Beard Miller. Based on its foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

AUDIT COMMITTEE

Albert N. Olsen	Thomas G. McCain
E. Haas Gallaway, Jr.	Ferdinand J. Rossi
W. Scott Gallaway

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Securities and Exchange Commission regulations require the Company’s officers, directors and persons who own more than 10% of the outstanding Common Stock to file reports detailing their ownership and changes of ownership in the Common Stock, and to furnish the Company with copies of these reports. Based solely on its review of the reports received during the past fiscal year or with respect to the last fiscal year or written representations from these persons that they were not required to file annual reports of change in beneficial ownership, the Company believes that during fiscal year 2008, all of its officers, directors and all of its stockholders owning in excess of 10% of the outstanding Common Stock have complied with these reporting requirements other than one Form 4 for Mr. Jolliffe which was filed one day late due to a delay in receiving confirmation of the transaction from the broker.

STOCKHOLDER PROPOSALS

Stockholder proposals, in order to be considered for inclusion within the Company’s proxy materials for the next Annual Meeting of Stockholders, must be received at the Company’s executive office at 1902 Long Hill Road, Millington, New Jersey 07946 by June 13, 2009. Any other stockholder proposals will only be considered at such meeting if the stockholder submits notice of the proposal to the Company at least five days before such meeting.

OTHER MATTERS

At the time this Proxy Statement is being mailed, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. If any other business may properly come before the Meeting or any adjournment thereof less than a reasonable time before the Meeting or any adjournment thereof, proxies given to the Board of Directors will be voted by its members in accordance with their best judgment.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 accompanies this Proxy Statement.

X	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	MSB FINANCIAL CORP

With
			For	hold
ANNUAL MEETING OF STOCKHOLDERS	1.	The election as director of the nominees
NOVEMBER 10, 2008		listed with terms to expire in 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE		(except as marked to the contrary below)
BOARD OF DIRECTORS
Thomas G. McCain
The undersigned hereby appoints the Board of Directors of MSB Financial		Ferdinand J. Rossi
Corp. (the “Company”), or its designee, with full powers of substitution,
to Act as attorneys and proxies for the undersigned, to vote all shares of		INSTRUCTIONS: To withhold year vote for any nominee, write the
Common Stock of the Company, which the undersigned is entitled to		nominee’s name on the line provided below.
vote at the Annual Meeting of Stockholders (the “Meeting”), to be held at the Old Mill Inn, 225 Route 202, Basking Ridge, New Jersey 07920,
on November 10, 2008, at 2:00 p.m. and at any and all adjournments thereof, in the following manner:

			For	Against	Abstain
		2.	The ratification of the appointment
of Beard Miller Company LLP as
the Company’s Independent auditor
for the fiscal year ending June 30, 2009.

		3.	The transaction of such other business as may properly come before the
:			Meeting, or any adjournments thereof.

PLEASE CHECK BOX IF YOU PLAN TO
ATTEND THE MEETING.

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.
The Board of Directors recommends a vote “FOR” each of its nominees for director and “FOR” the ratification of the appointment of Beard
Miller Company LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009.
THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF
Please be sure to date and sign	Date		NO INSTURCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL
this proxy card in the box below.			BE VOTED FOR THE NOMINEES LISTED AND ALL OF THE
PROPOSALS STATED, IF ANY OTHER BUSINESS IS PRESENTED
AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY
THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.
AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS
Sign above			OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Detach above card, sign, date and mail in postage paid envelope provided.

MSB FINANCIAL CORP.

1902 LONG HILL ROAD

MILLINGTON, NEW JERSEY 07946

PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Should the above be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.